EXHIBIT 99.1

Contacts:

URS  Corporation
H. Thomas Hicks
Vice President
& Chief Financial Officer
(415) 774-2700

Sard Verbinnen & Co.
Hugh Burns/Jamie Tully
(212) 687-8080
 URS POSTPONES SPECIAL STOCKHOLDER MEETING

SAN FRANCISCO, CA - October 30, 2007 - URS Corporation (NYSE: URS) announced today that it has postponed its previously scheduled special meeting of stockholders to approve the issuance of shares in connection with the proposed acquisition by URS of Washington Group International, Inc. (NYSE: WNG) to November 9, 2007.  URS is postponing its meeting in light of the decision by Washington Group to postpone its special meeting of stockholders.

The special meeting of URS stockholders will be held at 10:00 a.m. (Pacific Daylight Time) on November 9 at the offices of Cooley Godward Kronish LLP, located at 101 California Street, 5th Floor, San Francisco, California 94111-5800. Stockholders of record as of the close of business on September 21, 2007, will be entitled to vote at the meeting.

About URS
URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, facilities, environmental, water/wastewater, industrial infrastructure and process, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 30,400 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to our anticipated acquisition of Washington Group. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. We caution that a variety of factors could cause the Company's business and financial results to differ materially from those expressed or implied in the Company's forward-looking statements. These factors include, but are not limited to: an economic downturn; changes in the Company's book of business; the Company's compliance with government contract procurement regulations; the Company's ability to procure government contracts; the Company's reliance on government appropriations; the ability of the government to unilaterally terminate the Company's contracts; the Company's ability to make accurate estimates and control costs; the Company's and our partners' ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the Company's ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company's ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the Company's leveraged position and ability to service the Company's debt; the Company's future indebtedness upon the completion or termination of the Company's proposed merger with Washington Group International; risks associated with international operations; business activities in high security risk countries; project management and accounting software risks; terrorist and natural disaster risks; the Company's relationships with our labor unions; the Company's ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended June 29, 2007, and in the Company's definitive joint proxy statement/prospectus filed on October 1, 2007 with the SEC as well as in other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements represent only the Company's current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. The Company assumes no obligation to revise or update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, URS and Washington Group filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission on October 1, 2007. Investors and security holders are urged to read the definitive joint proxy/prospectus because it contains important information about the proposed transaction. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.

URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS' proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.